Exhibit 23.2





                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Option Plan of Datapoint Corporation and to the incorporation by reference therein of our report dated October 3, 1997, with respect to the consolidated financial statements and schedule of Datapoint Corporation included in its Annual Report (Form 10-K) for the year ended August 2, 1997, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP

Dallas, Texas
May 18, 1998